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Center Bancorp, Inc.

Joseph Gangemi

(908) 206-2863

Saddle River Valley Bancorp

Ralph Valvano

(212) 204-9110

Center Bancorp, Inc.’s Union Center National Bank and Saddle River Valley

Bank Jointly Announce a Combination

UNION and SADDLE RIVER, NJ – (Globe Newswire) – 2/2/2012 -- Center Bancorp, Inc. (NASDAQ: CNBC) and Saddle River Valley Bank today jointly announced entering into a purchase and assumption agreement (“Agreement”). Under the terms of the Agreement, Center Bancorp, Inc.’s subsidiary, Union Center National Bank (“UCNB”), will purchase Saddle River Valley Bank’s two branch locations in Saddle River and Oakland, NJ, as well as substantially all the assets and the deposit base of Saddle River Valley Bank. The all-cash consideration for the transaction will be 90% of Saddle River Valley Bank's adjusted stockholders' equity at closing.

Anthony C. Weagley, President and CEO of Union Center National Bank, said, "We are very excited about the transaction with Saddle River Valley Bank and look forward to welcoming its customers to the UCNB family. This transaction presents a strategic opportunity for UCNB to expand its presence and client relationships in Bergen County and compliments our strategic business plans for expansion in Northern New Jersey. As a result of the transaction, Saddle River Valley Bank’s customers will enjoy an expanded array of products and services and more access through a larger branch network, while continuing to receive the customized, personal service one expects from a community bank.”

John Oros, Chairman of Saddle River Valley Bancorp, added, "We feel this partnership will allow our customers to enjoy a broader suite of products and service. We expect the transition to be seamless. UCNB shares our values in terms of providing professional personal service to customers and the community.”

The transaction is subject to customary conditions, including receipt of regulatory approval and approval by the stockholders of Saddle River Valley Bancorp, and is expected to close during the second quarter of 2012.

As of December 31, 2011, Saddle River Valley Bank had approximately $120.2 million in assets, $55.8 million in loans, $105.9 million of deposits and $13.1 million of stockholders’ equity.

About Center Bancorp

Center Bancorp, Inc. is a bank holding company, which operates Union Center National Bank, its main subsidiary. Chartered in 1923, Union Center National Bank is one of the oldest national banks headquartered in the state of New Jersey and now ranks as the third largest national bank headquartered in the state.  Union Center National Bank is currently the largest commercial bank headquartered in Union County. Its primary market niche is its commercial banking business. The Bank focuses its lending activities on commercial lending to small and medium-sized businesses, real estate developers and high net worth individuals.

The Bank, through its Private Wealth Management Division, which includes its wholly-owned subsidiary, Center Financial Group LLC, provides financial services including brokerage services, insurance and annuities, mutual funds, financial planning, estate and tax planning, trust, elder care and benefit plan administration.

The Bank currently operates 13 banking locations in Union and Morris Counties in New Jersey. Banking centers are located in Union Township (6 locations), Berkeley Heights, Boonton/Mountain Lakes, Madison, Millburn/Vauxhall, Morristown, Springfield, and Summit, New Jersey. The Bank also operates remote ATM locations in the Chatham and Madison New Jersey Transit train stations.

While the Bank's primary market area is comprised of Union and Morris Counties, New Jersey, the Corporation has expanded to northern and central New Jersey. At December 31, 2011, the Corporation had total assets of $1.4 billion, total deposits of $1.1 billion and stockholders' equity of $135.9 million.

Forward-Looking Statements

All non-historical statements in this press release (including statements regarding the anticipated closing date, expansion plans and future business) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use forward-looking terminology such as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, Center Bancorp’s ability to integrate Saddle River Valley Bank’s branches into Center Bancorp’s branch network, continued relationships with major customers including sources for loans, as well as the effects of international, national, regional and local economic conditions and legal and regulatory barriers and structure, including those relating to economic recovery and the deregulation of the financial services industry, and other risks cited in Center Bancorp’s most recent Annual Report on Form 10-K and other reports filed by Center Bancorp with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. Center Bancorp, Inc. assumes no obligation for updating any such forward-looking statement at any time.

For further information regarding Center Bancorp, Inc., visit our web site at http://www.centerbancorp.com or call (800) 862-3683. For information regarding Union Center National Bank, visit our web site at http://www.globenewswire.com/newsroom/ctr?d=243791&l=64&a=http%3A%2F%2Fwww.ucnb.com&u=http%3A%2F%2Fwww.ucnb.com%2Fhttp://www.ucnb.com.